Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Allison Transmission Holdings, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, David S. Graziosi, Chair, President and Chief Executive Officer of the Company, and G. Frederick Bohley, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. § 1350 as adopted pursuant to § 906 of the Sarbanes- Oxley Act of 2002, that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 13, 2025

/s/ David S. Graziosi

Name: David S. Graziosi

Title: Chair, President and Chief Executive Officer (Principal Executive Officer)

Dated: February 13, 2025

/s/ G. Frederick Bohley

Name: G. Frederick Bohley

Title: Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial Officer)